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                                                                      EX-10.1


MELLON BANK CORPORATION LONG-TERM PROFIT INCENTIVE PLAN (1981)

I. Purpose

The purpose of this Long-Term Profit Incentive Plan (1981), as amended, is to promote the growth and profitability of Mellon Bank Corporation ("Corporation") and its subsidiaries and to provide officers and other key executives of the Corporation and its subsidiaries with an incentive to achieve long-term corporate objectives, to attract and retain officers and other key executives of outstanding competence, and to provide such officers and key executives with an equity interest in the Corporation.

II. Definitions

The following terms shall have the meanings shown:

2.1 "Award Period" shall mean the time period established by the Committee pursuant to Section 6.4 of the Plan for the purpose of measuring attainment of performance targets.

2.2 "Board of Directors" shall mean the Board of Directors of the Corporation.

2.3 "Change in Control Event" shall mean any of the following events:

(a) The occurrence with respect to the Corporation of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

(b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation in which the holders of voting stock of the Corporation immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

(c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period.

2.4 "Committee" shall mean the Human Resources Committee of the Board of Directors, or any successor committee.

2.5 "Common Stock" shall mean Common Stock of the Corporation.

2.6 "Deferred Cash Incentive Award" shall mean an award granted pursuant to
Article VII of the Plan.

2.7 "Fair Market Value" shall mean the mean value between the bid and ask price of the Common Stock as reported by the National Association of Securities Dealers through their Automated Quotation System on the relevant date, or, if no quotations shall have been made on such relevant date, on the next preceding day on which there were quotations. Notwithstanding the foregoing, if the Common Stock is listed on a stock exchange, "Fair Market Value" shall mean the closing price of the Common Stock on the exchange on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the next preceding day on which there was a sale.

2.8 "Incentive Stock Option" shall mean an option qualifying under Section 422A of the Internal Revenue Code of 1986, as amended, granted by the Corporation or its parent or any subsidiary corporation.

2.9 "Options" shall mean rights to purchase shares of Common Stock granted pursuant to Article IV of the Plan.

2.10 "Performance Units" shall mean units granted pursuant to Article VI of the Plan.

2.11 "Plan" shall mean the Mellon Bank Corporation Long-Term Profit Incentive Plan (1981), as amended.
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2.12 "Reload Option Rights" and "Reload Options" shall have the meanings set forth in Article IV of the Plan.

2.13 "Restricted Stock" shall mean any share of Common Stock granted pursuant to Article VIII of the Plan.

2.14 "SARs" shall mean stock appreciation rights granted pursuant to Article V of the Plan.

2.15 "Stated Value" shall mean the value assigned to a Performance Unit by the Committee pursuant to Section 6.4 of the Plan.

III. General

3.1 Administration.

(a) The Plan shall be administered by the Committee. No member of the Committee shall have been an officer or employee of the Corporation or any of its subsidiaries within the previous 12 months.

(b) The Committee shall have the authority in its sole discretion from time to time: (i) to designate the employees eligible to participate in the Plan; (ii) to grant awards provided in the Plan; (iii) to prescribe such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(c) All such actions shall be final, conclusive and binding upon the participating employee. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

3.2 Eligibility. The Committee may grant awards under the Plan to any full-time corporate officer, key executive, administrative or professional employee of the Corporation or any of its subsidiaries. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the employee, his potential contributions to profitability and to the sound growth of the Corporation and such other factors as the Committee may deem relevant.

3.3 Awards. Awards under the Plan may be in the form of any one or more of the following:

(a) Options;
(b) SARs;
(c) Performance Units;
(d) Deferred Cash Incentive Awards; and
(e) Restricted Stock.

3.4 Effective and Expiration Dates of Plan. The Plan shall become effective on the date approved by the holders of a majority of the total number of shares entitled to vote at the 1981 Annual Meeting of Shareholders of the Corporation. No award shall be granted after December 31, 1997, except that Reload Options may be granted pursuant to Reload Option Rights then outstanding.

3.5 Aggregate Limitation on Awards.

(a) Shares of Common Stock which may be issued pursuant to awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's Treasury. The number of shares of Common Stock reserved for issue under the Plan shall not exceed 9,000,000 shares, subject to adjustments pursuant to Sections 9.7 and 9.8.

(b) For purposes of paragraph (a) of this Section 3.5, shares of Common Stock that are actually issued upon exercise of an Option shall be counted against the total number of shares reserved for issuance, except that when Options are exercised by the delivery of shares of Common Stock, the charge against the shares reserved for issuance shall be limited to the net new shares of Common Stock issued. In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued under the Plan a number of shares of Common Stock equal to (i) the SARs

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(as described in Article V) which shall have been exercised, (ii) the
Performance Units (as described in Article VI) the value of which the Corporation shall have paid under the Plan and (iii) the Restricted Stock (as described in Article VIII) which shall have been granted pursuant to the Plan. For purposes of paragraph (a) of this Section 3.5, the payment of a Deferred Cash Incentive Award shall not be deemed to result in the issuance of any shares of Common Stock in addition to those issued pursuant to the exercise of the related Option.

(c) Any shares of Common Stock subject to an Option which for any reason either terminates unexercised or expires except by reason of the exercise of a related SAR or related Performance Unit, and any shares of Restricted Stock granted under this Plan which are surrendered or forfeited to the Corporation, shall again be available for issuance under the Plan.

IV. Options

4.1 Grant of Options. The Committee may from time to time, subject to the provisions of the Plan, in its discretion grant Options to eligible employees to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee. In the discretion of the Committee, any Options or portions thereof granted pursuant to this Plan may be designated as Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of Common Stock and any other stock of the Corporation or its parent or any subsidiary corporation with respect to which such Incentive Stock Options are exercisable for the first time by an employee in any calendar year under all plans of the Corporation and its subsidiaries shall not exceed $100,000 or such sum as may from time to time be permitted under Section 422A of the Internal Revenue Code. The Committee shall also have the authority, in its discretion, to award reload option rights ("Reload Option Rights") in conjunction with the grant of Options with the effect described in Section 4.7. Reload Option Rights may be awarded either at the time an Option is granted or, except in the case of Incentive Stock Options, at any time thereafter during the term of the Option.

4.2 Option Agreements. The grant of any Option shall be evidenced by a written "Stock Option Agreement" executed by the Corporation and the optionee, stating the number of shares of Common Stock subject to the Option evidenced thereby and such other terms and conditions of the Option as the Committee may from time to time determine.

4.3 Option Price. The option price for the Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the Fair Market Value of said Common Stock on the date of grant.

4.4 Term of Options. The terms of each Option granted under the Plan shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof. Each Option shall be subject to earlier termination as provided in Sections 4.6, 5.1(b) and 6.5 hereof.

4.5 Exercise of Options. Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Stock Option Agreement evidencing its grant. Pursuant to the terms of the Stock Option Agreement or otherwise, the Committee may change the date on which an outstanding Option becomes exercisable; provided, however, that an exercise date designated in a Stock Option Agreement may not be changed to a later date without the consent of the holder of the Option. Notwithstanding any other provision of this Plan, unless expressly provided to the contrary in the applicable Stock Option Agreement, all Options granted under the Plan shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event.

4.6 Termination of Employment.

(a) If termination of employment of an optionee hereunder is due to retirement with the consent of the Corporation, the optionee shall have the right to exercise his Option within the period of one year after such retirement to the extent exercisable by him at the time of retirement; provided, however, that such post-retirement exercise period may be extended by action of the Committee for up to the full remaining term of such Option.

(b) If an optionee hereunder shall die while in the employ of the Corporation or a subsidiary thereof or within a period of one year after retirement therefrom, his Option may be exercised to the extent exercisable by the optionee at the time of his death within a period of one year from the date of his

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death by the executor or administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such right by will or by the laws of descent and distribution.

(c) In the event the employment of an optionee hereunder is terminated for any reason other than retirement with the consent of the Corporation or death, his Option shall terminate upon his termination of employment.

(d) Notwithstanding the foregoing, in no event shall an Option granted hereunder be exercisable after the expiration of its terms.

4.7 Reload Option Rights. Reload Option Rights if awarded with respect to an Option shall entitle the original grantee of the option (and unless otherwise determined by the Committee, in its discretion, only such original grantee), upon exercise of the Option or any portion thereof through delivery of shares of Common Stock, automatically to be granted on the date of such exercise an additional Option (a "Reload Option") (i) for that number of shares of Common Stock not greater than the number of shares delivered by the optionee in payment of the option price of the original Option and any withholding taxes related thereto, (ii) having an option price not less than 100% of the Fair Market Value of the Common Stock covered by the Reload Option on the date of grant of such Reload Option, (iii) having an expiration date not later than the expiration date of the original Option so exercised and (iv) otherwise having terms permissible for the grant of an Option under the Plan. Subject to the preceding sentence and the other provisions of the Plan, Reload Option Rights and Reload Options shall have such terms and be subject to such restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. In granting Reload Option Rights, the Committee, may, in its discretion, provide for successive Reload Option grants upon the exercise of Reload Options granted hereunder. Unless otherwise determined by the Committee, in its discretion, Reload Option Rights shall entitle the grantee to be granted Reload Options only if the underlying Option to which they relate is exercised by the grantee during employment with the Corporation or any of its subsidiaries. Except as otherwise specifically provided herein or required by the context, the term Option as used in this Plan shall include Reload Options granted hereunder.

V. SARs

5.1 SARs.

(a) SARs, as hereinafter described, may be granted in conjunction with all or any part of any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

(b) SARs shall entitle the holder of an Option in connection with which such SARs are granted, upon exercise of the SARs, to surrender the Option or the applicable portion thereof, to the extent then exercisable but unexercised, and to receive (i) a number of shares of Common Stock, (ii) cash or (iii) cash and shares of Common Stock as determined pursuant to subparagraph (iii) of paragraph (c) of this Section 5.1. Such Option shall, to the extent surrendered, thereupon cease to be exercisable.

(c) SARs shall be subject to the following terms and conditions and to such other terms and conditions as shall from time to time be approved by the Committee, including the designation of a maximum on the payments to be made with respect to any SARs or a holder thereof.

  (i) SARs shall be exercisable at such time or times and to such extent, but only to such extent, that the Option to which they relate shall be exercisable.

  (ii) SARs and any related Option shall not be exercisable during the first 6 months after the date of grant.

  (iii) Upon exercise of SARs, the holder thereof shall be entitled to receive such number of shares of Common Stock as shall be equal in aggregate Fair Market Value to the amount by which the Fair Market Value per share shall exceed the option price per share of the related Option, multiplied by the number of shares in respect of which the SARs shall have been exercised. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of an exercise of SARs by the payment of cash in an amount equal to the aggregate Fair Market Value of the shares of Common Stock (including a fraction of a share) that it would otherwise be obligated to deliver under the preceding sentence of this subparagraph (iii) except for cash payment.
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(d) To the extent that SARs shall be exercised, the Option in connection with which such SARs shall have been granted shall be deemed to have been exercised, and the shares of Common Stock which would have been issued upon the exercise of such Option shall be charged against the maximum number of shares of Common Stock which may be issued under the Plan as set forth in Section 3.5 hereof.

VI. Performance Units

6.1 Award of Performance Units. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant one or more Performance Units to eligible employees. In the Committee's sole discretion it may relate any such Performance Units to shares of Common Stock which are subject to an Option being granted concurrently or granted at some other time under the Plan to the grantee of such Performance Units.

6.2 Performance Unit Agreements. Performance Units granted under the Plan shall be evidenced by a written "Performance Unit Agreement" in such form as the Committee may from time to time determine.

6.3 Number of Performance Units. Upon making an award, the Committee shall determine (and the Performance Unit Agreement shall state) the number of Performance Units granted to the grantee, and the Option or Options, if any, to which such Units are related. Upon the exercise of the related portion of such Option or Options (or the related SARs, if any) there shall be cancelled that number of related Performance Units, if any, which is equal to the sum of the number of shares of Common Stock purchased pursuant to the related portion of said Options plus the number of SARs which are exercised.

6.4 Stated Value of Performance Units. Upon making an award, the Committee shall determine (and the Performance Unit Agreement shall set forth) the Stated Value of the Performance Units awarded to the grantee. The Stated Value of a Performance Unit shall be stated as a function of the Fair Market Value of the Common Stock. The earning of the Performance Units by the employee shall be calculated in a manner prescribed by the Committee with reference to a primary performance target for such Unit for an Award Period not exceeding four (4) years and not less than two (2) years, all as established by the Committee prior to the award.

6.5 Payment of Performance Units. Payment in respect of Performance Units to the grantee thereof shall commence within 90 days after the Award Period for such Units has ended, but only to the extent that such Units have been earned by the partial or total attainment or the exceeding of the performance targets set for such Units by the Committee pursuant to Section 6.7 hereof, and only with respect to Performance Units not theretofore cancelled by the exercise of related portions of Options or SARs pursuant to Section 6.3 hereof or determined by the Committee to be reserved for future exercise of such Options or SARs. Such payment of Performance Units shall be made in an amount equal to the dollar value of the Performance Units earned except to the extent that the Committee designates a minimum and/or a maximum on such payments. These payments shall be in one or more equal installments and subject to such terms and conditions as the Committee shall specify. Upon commencement of payment of any Performance Units hereunder, the Options to purchase shares of Common Stock (and any accompanying SARs) related to such Performance Units shall automatically be cancelled.

6.6 Form of Payment. Payments for Performance Units shall be made in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock, as the Committee shall determine. To the extent that payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the date of payment.

6.7 Performance Targets. Upon the award of any Performance Units, the Committee shall establish (and the Performance Unit Agreement shall state) one or more performance targets to be attained by the end of the Award Period as a condition of such Performance Units being earned at 100%. Each performance target shall be stated either as a specific dollar amount of growth or as a percentage rate of improvement in such elements as the Corporation's income before securities transactions, net income per share, return on equity or such other measures related to growth or improvement in the rate of growth as the Committee shall determine. To the extent that the performance target is either

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not achieved or is exceeded, a proportionate amount, either less or more than
100% of the Performance Unit, will be earned subject to such limitation, if any, as the Committee may designate pursuant to Section 6.5 hereof.

6.8 Termination of Employment.

(a) In the event the employment of a grantee who has been granted Performance Units under this Plan shall terminate during an Award Period by reason of death or retirement with the consent of the Corporation, such grantee, the executor or administrator of the grantee's estate, or the person or persons to whom the grantee shall have transferred such award by will or by the laws of descent or distribution, will be entitled to receive within 90 days after the end of the Award Period, payment in respect of such Performance Units to the same extent as if the grantee were an employee throughout the Award Period adjusted by applying to such payment a percentage equivalent to the percentage of the Award Period elapsing before such grantee's employment shall have terminated.

(b) Except as provided in paragraph (a) of this Section 6.8, or except as otherwise determined by the Committee, all Performance Units granted hereunder shall terminate upon termination of the grantee's employment with the Corporation or its subsidiaries.

VII. Deferred Cash Incentive Awards

7.1 Granting of Deferred Cash Incentive Awards. Deferred Cash Incentive Awards, as hereafter described, may be granted in conjunction with all or any part of any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

7.2 Deferred Cash Incentive Agreements. Deferred Cash Incentive Awards shall entitle the holder of an Option to receive from the Corporation an amount of cash equal to the aggregate exercise price of all Options exercised by such holder in accordance with the terms of a written "Deferred Cash Incentive Agreement" executed by the Corporation and the optionee. Deferred Cash Incentive Agreements shall specify the conditions under which Deferred Cash Incentive Awards become payable, the conditions under which Deferred Cash Incentive Awards are forfeited and any other terms and conditions as the Committee may from time to time determine. Under no circumstances may a Deferred Cash Incentive Award be applied to any purpose other than the payment of the exercise price of a properly exercised related Option.

7.3 Preestablished Performance Goals. Except in the event of death, permanent disability or a "Change in Control Event" (as defined in Section 2.3), any Deferred Cash Incentive Award shall only be earned and become payable after January 1, 1994, if the Corporation achieves performance goals which are established for a calendar year or longer period by the Committee in compliance with Section 162(m) of the Internal Revenue Code and regulations thereunder, as amended from time to time. Performance goals shall be determined by the Committee and may be based on one or more business criteria (including return on equity, return on assets, net income and earnings per share) as defined by the Committee that apply to the individual, a business unit or the Corporation as a whole. The Committee may retain the discretion to reduce (but not to increase) the portion of any Deferred Cash Incentive Award which will be earned for any calendar year based on achieving such performance goals.

VIII. Restricted Stock

8.1 Award of Restricted Stock. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant one or more shares of Restricted Stock to eligible employees. In the discretion of the Committee, shares of Restricted Stock may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

8.2 Restricted Stock Agreements. Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement executed by the Corporation and the grantee in such form as the Committee shall prescribe from time to time in accordance with the Plan.

8.3 Restrictions. Shares of Restricted Stock issued to a grantee may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions

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and conditions on the shares or the release of the restrictions thereon as it deems appropriate. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award or all at once.

8.4 Stock Certificate. As soon as is practicable following the making of an award, a certificate bearing an appropriate legend referring to such restrictions shall be registered in the grantee's name. The certificate shall be held by the Corporation on behalf of the grantee until the restrictions are satisfied. Except for the transfer restrictions, the grantee shall have all the rights of a holder of the shares received in an award, including the right to receive dividends paid with respect to such shares and the right to vote such shares. As soon as is practicable following the date on which transfer restrictions on any shares lapse, the Corporation shall deliver to the grantee the certificates for such shares, provided that the grantee shall have complied with all conditions for delivery of such shares contained in the Restricted Stock Agreement or otherwise reasonably required by the Corporation.

8.5 Termination of Employment.

(a) All restrictions placed upon Restricted Stock shall lapse immediately upon
(i) termination of the grantee's employment with the Corporation if, and only if, such termination is by reason of the grantee's death or retirement with the consent of the Corporation or (ii) the occurrence of a Change in Control Event, unless expressly provided to the contrary in the applicable Restricted Stock Agreement. In addition, the Committee may in its discretion allow restrictions on Restricted Stock to lapse prior to the date specified in a Restricted Stock Agreement.

(b) Upon the effective date of a termination for any reason not specified in
Section 8.5(a), all shares then subject to restrictions immediately shall be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of this Section 8.5(b), the effective date of a grantee's termination shall be the date upon which such grantee ceases to perform services as an employee of the Corporation or any of its subsidiaries, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or any of its subsidiaries.

IX. Miscellaneous

9.1 General Restriction. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent is necessary or desirable as a condition of the granting of an award or issuance of Common Stock or cash in satisfaction thereof, such award may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

9.2 Non-Assignability. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. During the life of the recipient, such award shall be exercisable only by such person.

9.3 Withholding Taxes. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the participant to remit to the Corporation an amount sufficient to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

9.4 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any participant the right to continue in the employment of the Corporation or a subsidiary or affect any right which the Corporation or a subsidiary may have to terminate the employment of such participant.

9.5 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation its determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the establishment of Stated Values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

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9.6 No Rights as Shareholders. Recipients of awards under the Plan shall have no rights as shareholders of the Corporation with respect thereto, except as provided in Section 8.4, unless and until certificates for shares of Common Stock are issued to them.

9.7 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation aggregating at least 5%, the Committee may in its discretion appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of such Options, the number of SARs theretofore granted in conjunction with an Option, the number of Performance Units theretofore awarded, the number of shares of Restricted Stock theretofore granted under the Plan, the performance targets referred to herein and any and all other matters deemed appropriate by the Committee. The Committee may, in its discretion for purposes of determining the extent to which performance targets have been met, with such professional advice as it may require, restate for Plan purposes the Corporation's reported figures to take into account any dilutive effects or any changes in accounting practices or tax laws that may have significantly affected the Corporation's reported results.

9.8 Reorganization. In the event that the outstanding shares of Common Stock of the Corporation shall be changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Committee shall make any changes it may deem equitable (subject to the approval of the Board of Directors if required) in outstanding Options, SARs, Performance Units and Restricted Stock granted pursuant to the Plan.

9.9 Amendment or Termination of the Plan. The Committee, without further approval of the shareholders, but with the approval of the Board of Directors, may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable; provided, however, that without shareholder approval, the Committee may not (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under Sections 9.7 and 9.8), (ii) extend the term of the Plan, (iii) extend the period during which an Option may be exercised (other than as permitted under Section 4.6(a)), or (iv) increase the Stated Value of any Outstanding Performance Units. The termination or amendment of the Plan shall not, without the consent of the participant, affect such participant's rights under an award previously granted.

9.10 Solely for purposes of the options granted under the Employment Agreement dated June 19, 1987 between Frank V. Cahouet and Mellon Bank, N.A., the Employment Agreement dated as of July 24, 1987 between Anthony P. Terracciano and Mellon Bank, N.A. and the Employment Agreement dated as of July 8, 1987 between W. Keith Smith and Mellon Bank, N.A. (each, an "Employment Agreement"), Sections 4.3 and 4.6 hereof are hereby amended to reflect the provisions of the Employment Agreement governing each such option.



                                                                  March 15, 1994

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